SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LENNAR CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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700 Northwest 107th Avenue
Miami, Florida 33172
(305) 559-4000

Notice of 2007 Annual Meeting of Stockholders

To the Stockholders of Lennar Corporation:

This is to notify you that the 2007 Annual Meeting of Stockholders of Lennar Corporation will be held at our offices at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172 on Wednesday, March 28, 2007, at 11:00 a.m. Eastern Time, for the following purposes:

1.	To elect three Directors to a term that expires at our 2010 Annual Meeting of Stockholders;

2.	To vote on a proposal to adopt the Lennar Corporation 2007 Equity Incentive Plan;

3.	To vote on a proposal to adopt the Lennar Corporation 2007 Incentive Compensation Plan;

4.	To act on two stockholder proposals; and

5.	To act upon any other matter that may properly come to a vote at the meeting.

Only stockholders of record at the close of business on February 9, 2007 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting.

We cordially invite you to attend the annual meeting in person. However, whether or not you plan to attend the meeting in person, it is important that your shares are represented at the meeting. We ask that you either vote your shares or return the enclosed proxy card at your earliest convenience. You may revoke your proxy at any time before its use.

By Order of the Board of Directors

Mark Sustana
Secretary and General Counsel

Miami, Florida
February 28, 2007

700 Northwest 107th Avenue
Miami, Florida 33172
(305) 559-4000

2007 Annual Meeting of Stockholders

Proxy Statement

Solicitation of Proxies

Our Board of Directors is soliciting the accompanying proxy in connection with matters to be considered at our 2007 Annual Meeting of Stockholders to be held at our offices at 700 Northwest 107th Avenue, Second Floor, Miami, Florida 33172 on Wednesday, March 28, 2007 at 11:00 a.m. Eastern time. The individuals named on the proxy card will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote in accordance with the unanimous recommendation of our Board of Directors as follows:

(1)	FOR each of the three nominees for Director named in this proxy statement;

(2)	FOR the adoption of the Lennar Corporation 2007 Equity Incentive Plan;

(3)	FOR the adoption of the Lennar Corporation 2007 Incentive Compensation Plan;

(4)	AGAINST each of the two stockholder proposals; and

(5)	In their best judgment with respect to other matters that properly come to a vote at the meeting.

The individuals acting as proxies will not vote shares that are the subject of a proxy card on a particular matter if the proxy card instructs them to abstain from voting on that matter or to the extent the proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Record Date

Only stockholders of record at the close of business on February 9, 2007 will be entitled to notice of and to vote at this annual meeting or any adjournment of the meeting. We are mailing this proxy statement and the accompanying proxy card on or about February 28, 2007 to all stockholders of record on February 9, 2007.

Shares Outstanding and Voting Rights

At February 9, 2007 we had two classes of voting stock outstanding, Class A common stock and Class B common stock. At February 9, 2007, 127,370,315 shares of Class A common stock were outstanding and 31,238,823 shares of Class B common stock were outstanding. Each outstanding share of Class A common stock entitles the holder to one vote. Each outstanding share of Class B common stock entitles the holder to ten votes.

Counting Votes

The inspector of election appointed for the meeting will count the votes cast by proxy or in person at the annual meeting. A majority in voting power, and not less than one-third in number, of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Our 401(k) plan provides that the trustee of the 401(k) plan will vote the shares of our common stock that are not directly voted by the participants. Abstentions and shares held by brokers that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the annual meeting. Brokers who hold shares in street name for customers have the authority under the rules of the New York Stock Exchange to vote on certain matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal are referred to as “broker non-votes.” Abstentions from voting on a proposal described in this proxy statement and broker non-votes will not affect the outcome of the vote on that proposal.

Voting Requirements

Each Director will be elected by a plurality of the votes cast with regard to the election of Directors by the holders of shares of our Class A and Class B common stock, voting together as a single class. A majority of the votes cast by the holders of shares of our Class A and Class B common stock, voting together as a single class, is required to approve the adoption of the Lennar Corporation 2007 Equity Incentive Plan, the adoption of the Lennar Corporation 2007 Incentive Compensation Plan, the stockholder proposal regarding sustainability report or the stockholder proposal regarding executive compensation.

How to Vote

To vote by mail:

(1)	Mark, sign and date your proxy card; and
(2)	Return your proxy card in the enclosed envelope.

To vote over the Internet:

(1)	Have your proxy card available;
(2)	Log on to the Internet and visit the website noted on your proxy card;
(3)	Follow the instructions provided; and
(4)	Do not mail your proxy card.

To vote by telephone:

(1)	Have your proxy card available;
(2)	Call the toll-free number listed on your proxy card;
(3)	Follow the recorded instructions; and
(4)	Do not mail your proxy card.

To vote in person if you are a registered stockholder:

(1)	Attend our annual meeting;
(2)	Bring a valid photo identification; and
(3)	Deliver your completed proxy card or ballot in person.

To vote in person if you hold in “street name” (through a bank or broker):

(1)	Attend our annual meeting;
(2)	Bring a valid photo identification; and
(3)	Obtain from your bank or broker a document that allows you to vote the shares held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.

Revoking Your Proxy

You may revoke your proxy at any time before its use:

(1)	In person at the annual meeting;
(2)	By writing, delivered to our offices before the proxy is used; or
(3)	By a later-dated proxy delivered to our offices before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot with regard to a matter, you will revoke your proxy as to that matter.

Cost and Method of Solicitation

We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our Directors, officers and employees may solicit proxies personally or by telephone. We will not reimburse any Director, officer or employee for their solicitation. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to beneficial owners.

Principal Stockholders

The following table shows stock ownership information as of February 9, 2007 with respect to each of our stockholders who is known by us to be a beneficial owner of more than 5% of either class of our outstanding common stock. To our knowledge, and except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

		Amount and Nature
		of Beneficial		Percent of
Name and Address of Beneficial Owner	Title of Class	Ownership		Class(7)

Stuart A. Miller	Class B Common Stock	21,449,018(1	)(2)	68.5%
700 Northwest 107th Avenue Miami, FL 33172
Hotchkis & Wiley Capital Management, LLC	Class B Common Stock	3,173,060(3)		10.2%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Ospraie Management, LLC	Class B Common Stock	1,779,800(4)		5.7%
320 Park Avenue, 27th Floor New York, NY 10022
Marsico Capital Management, LLC	Class A Common Stock	19,589,729(5)		15.4%
1200 17th Street, Suite 1600 Denver, CO 80202
Hotchkis & Wiley Capital Management, LLC	Class A Common Stock	12,269,560(6)		9.6%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017

(1)	Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold controlling and substantial limited partner interests in two partnerships (Mr. Miller, his brother and sister also directly own minor limited partnership interests in the two partnerships), which together own 21,204,314 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. In addition, Mr. Miller has shared voting and investment power with respect to 104,262 shares of Class B common stock reflected in this table.
(2)	Includes 76,590 shares of Class B common stock owned by Mr. Miller, options to purchase 58,452 shares of Class B common stock held by Mr. Miller, which are currently exercisable or that will become exercisable within sixty days after February 9, 2007, and 5,400 shares of Class B common stock that are deemed beneficially held by Mr. Miller under our Deferred Compensation Plan.
(3)	Based on the stockholder’s Amendment No. 2 to Schedule 13G, dated December 31, 2006.

(4)	Based on the stockholder’s Amendment No. 2 to Schedule 13G, dated December 31, 2006.
(5)	Based on the stockholder’s Amendment No. 5 to Schedule 13G, dated December 31, 2006.
(6)	Based on the stockholder’s Amendment No. 2 to Schedule 13G, dated December 31, 2006.
(7)	Percent of Class is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, based on the total issued and outstanding shares of the class indicated as of February 9, 2007.

Stock Ownership of Our Management

Robert J. Strudler, who served as Chairman of our Board of Directors since 2004, died on November 7, 2006. Prior to Mr. Strudler’s appointment as Chairman in December 2004, he served as Lennar’s Vice Chairman and Chief Operating Officer from May 2000 through November 2004. As of the date of this document, our Board of Directors has not appointed a new Chairman.

Except as indicated below, the following table shows beneficial ownership information as of February 9, 2007 for (1) each of our current Directors, (2) each of the “named executive officers” who are listed in the “Summary Compensation Table” on page 13 of this proxy statement and (3) all of our current Directors and executive officers as a group. The share amounts and ownership percentages shown for each individual in the table include (1) shares of Class A or Class B common stock that are not currently outstanding but which the individual may acquire upon exercise of options held by that individual that are currently exercisable or will become exercisable within 60 days of February 9, 2007 and (2) shares of Class A or Class B common stock that the individual is deemed to beneficially own under our Deferred Compensation Plan. To our knowledge, and except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Class of Common Stock
	Class A Common Stock			Class B Common Stock
	Amount and			Amount and
	Nature of			Nature of
	Beneficial		Percent of	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class(16)	Ownership		Class(16)

Richard Beckwitt	105,000	(2)	*	—		*
Diane J. Bessette	202,515	(3)	*	15,559	(3)	*
Irving Bolotin	123,064	(4)	*	17,488		*
Steven L. Gerard	11,118	(5)	*	850		*
Bruce E. Gross	344,037	(6)	*	42,382	(6)	*
Jonathan M. Jaffe	818,529	(7)	*	62,883	(7)	*
R. Kirk Landon	29,800	(8)	*	2,380		*
Sidney Lapidus	187,420	(9)	*	17,996		*
Stuart A. Miller	2,113,146	(10)	1.6%	21,449,018	(11)	68.5%
Donna Shalala	6,000	(12)	*	200		*
Jeffrey Sonnenfeld	5,904	(13)	*	—		*
Robert J. Strudler(1)	304,350	(14)	*	24,028	(14)	*
Directors and Officers as a Group (14 persons)	4,480,018	(1)(15)	3.5%	21,660,124	(1)(15)	69.1%

*	less than 1%
(1)	Mr. Strudler is one of our “named executive officers” for fiscal 2006. Mr. Strudler served as Chairman of our Board of Directors until his death on November 7, 2006. The shares listed above are part of his estate.
(2)	Includes options to purchase 5,000 shares of Class A common stock.
(3)	Includes, respectively, options to purchase 152,602 shares of Class A and 9,560 shares of Class B common stock.
(4)	Includes options to purchase 5,000 shares of Class A common stock.
(5)	Includes options to purchase 6,000 shares of Class A common stock.
(6)	Includes, respectively, options to purchase 124,498 shares of Class A and 2,949 shares of Class B common stock.
(7)	Includes, respectively, options to purchase 392,856 shares of Class A and 23,785 shares of Class B common stock.
(8)	Includes options to purchase 6,000 shares of Class A common stock.
(9)	Includes options to purchase 6,000 shares of Class A common stock.

(10)	Includes options to purchase 964,522 shares of Class A common stock; also includes 54,000 shares of Class A common stock available upon election at any time under our Deferred Compensation Plan. In addition, Mr. Miller has shared voting and investment power with respect to 290,550 shares of Class A common stock reflected in this table.
(11)	Includes options to purchase 58,452 shares of Class B common stock; also includes 5,400 shares of Class B common stock available upon election at any time under our Deferred Compensation Plan. Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold controlling and substantial limited partner interests in two partnerships (Mr. Miller, his brother and sister also directly own minor limited partnership interests in the two partnerships), which together own 21,204,314 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. In addition, Mr. Miller has shared voting and investment power with respect to 104,262 shares of Class B common stock reflected in this table.
(12)	Represents options to purchase 6,000 shares of Class A common stock.
(13)	Represents options to purchase 5,000 shares of Class A common stock.
(14)	Includes, respectively, options to purchase 186,000 shares of Class A and 6,600 shares of Class B common stock; also includes, respectively, 70,000 shares of Class A and 7,000 shares of Class B common stock available upon election at any time under our Deferred Compensation Plan.
(15)	Includes, respectively, options to purchase 1,948,878 shares of Class A and 107,286 shares of Class B common stock; also includes, respectively, 146,000 shares of Class A and 14,600 shares of Class B common stock available upon election at any time under our Deferred Compensation Plan.
(16)	Percent of Class is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, based on the total issued and outstanding shares of the class indicated as of February 9, 2007.

Because each outstanding share of Class B common stock is entitled to ten votes and each outstanding share of Class A common stock is entitled to one vote, as of February 9, 2007, Mr. Miller has the power to cast 214,946,284 votes, which is 48.9% of the combined votes that can be cast by all the holders of Class A common stock and Class B common stock, and all of our Directors and executive officers as a group have the power to cast 217,782,720 votes, which is 49.5% of the combined votes that can be cast by all the holders of Class A common stock and Class B common stock. These amounts exclude shares of Class A and Class B common stock that are available under our Deferred Compensation Plan for Mr. Miller or our other executive officers, as such shares are deemed to be beneficially owned by, but cannot be voted by, Mr. Miller or our other executive officers.

Board of Directors

Our Board of Directors is responsible for overseeing the management of our business. We keep Directors informed of our business at meetings and through reports and analyses presented to the Board of Directors and committees of the Board. Regular communications between the Directors and management also occur apart from meetings of the Board of Directors and committees of the Board.

Our Board of Directors currently consists of seven members divided into three classes, with members of each class serving for staggered three-year terms. On November 7, 2006, Robert J. Strudler, who served as Chairman of our Board of Directors since 2004, died. Mr. Strudler’s death resulted in our current seven-member Board and our Board subsequently determined to reduce the number of directors from eight to seven.

The table below provides information about the nominees for Director as well as our other current Directors whose terms will continue after the 2007 Annual Meeting. Following the table, we provide a brief biography of each of the Director nominees as well as our other current Directors whose terms will continue after the 2007 Annual Meeting.

		Director	Term
Director Nominees	Age	Since	Expires

Irving Bolotin	74	1974	2007
R. Kirk Landon	77	1999	2007
Donna E. Shalala	66	2001	2007

Other Current Directors
Stuart A. Miller(1)	49	1990	2008
Jeffrey Sonnenfeld	51	2005	2008
Steven L. Gerard	61	2000	2009
Sidney Lapidus(1)	69	1997	2009

(1)	Member of our Executive Committee.

At our 2007 annual meeting, the persons named in the accompanying proxy will vote FOR the election of Irving Bolotin, R. Kirk Landon and Donna E. Shalala, each to serve as a member of our Board of Directors for a term of three years, expiring at our 2010 Annual Meeting of Stockholders unless contrary instructions are indicated in the accompanying proxy.

Biographical Information about Our Director Nominees and Other Current Directors

     Director Nominees

Irving Bolotin has served as a Director of our company since 1974. Mr. Bolotin is currently retired. From 1972 until his retirement in December 1998, Mr. Bolotin served as a Senior Vice President of our company. Mr. Bolotin also serves on the Board of Directors of Rechtien International Trucks, Inc.

R. Kirk Landon has served as a Director of our company since January 1999. Since 1996, Mr. Landon has served as the President of The Kirk Foundation and President of The Kirk A. and Dorothy P. Landon Foundation. Since 1993, Mr. Landon has served as Chairman of Innovative Surveillance Technology, a provider of surveillance equipment. Since 2001, Mr. Landon has served as Chairman of Orange Clothing Company, a clothing manufacturing company. From 1983 until 2004, Mr. Landon served on the Board of Trustees of Barry University. Mr. Landon currently serves on the Board of Trustees of Florida International University.

Donna E. Shalala has served as a Director of our company since April 2001. Since June 2001, Ms. Shalala has served as the President of the University of Miami, a private higher-education institution, as well as a Professor of Political Science. Before that, from January 1993 until January 2001, Ms. Shalala served as the U.S. Secretary of Health and Human Services. Before that, from 1987 until 1993, Ms. Shalala served as a Professor of Political Science and Chancellor of the University of Wisconsin-Madison. Ms. Shalala also served as a Professor of Political Science and President of Hunter College from 1980 to 1987, and as Assistant Secretary of the Department of Housing and Urban Development during the Carter administration. A distinguished political scientist, she has served widely in the areas of education, urban housing and health policy. Ms. Shalala is also a director of Gannett Co., Inc. and UnitedHealth Group and a member of the Council on Foreign Relations.

     Other Current Directors

Stuart A. Miller has served as a Director of our company since April 1990 and has served as our President and Chief Executive Officer since April 1997. From 1997 until 2005, Mr. Miller served as the Chairman of the Board of LNR Property Corporation, a company that invests in commercial real estate and real estate-related securities, which was a wholly-owned subsidiary of ours until it was spun-off in October 1997.

Jeffrey Sonnenfeld has served as a Director of our company since September 2005. Mr. Sonnenfeld has served as the Senior Associate Dean for Executive Programs and the Lester Crown Professor-in-the-Practice of Management for the Yale School of Management since 2001. In 1989, Mr. Sonnenfeld founded the Chief Executive Leadership Institute of Yale University, and he has served as its President since that time.

Steven L. Gerard has served as a Director of our company since May 2000. Since October 2000, Mr. Gerard has served as a director and Chief Executive Officer of CBIZ, Inc., a provider of professional business services to individuals and companies throughout the United States. Mr. Gerard was elected Chairman of CBIZ, Inc. in October 2002. Before that, from July 1997 to October 2000, Mr. Gerard served as Chairman and Chief Executive Officer of Great Point Capital, Inc., an operations and financial consulting firm. Before that, from September 1992 to July 1997, Mr. Gerard served as Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc. a manufacturer of residential, commercial and industrial wire and cable products. Mr. Gerard is also a director of Joy Global, Inc.

Sidney Lapidus has served as a Director of our company since April 1997. Mr. Lapidus is a Managing Director and Senior Advisor of Warburg Pincus LLC, a private equity investment firm, and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves as a director of Knoll, Inc. and The Neiman Marcus Group, Inc. as well as a number of non-profit organizations.

Corporate Governance

     Meeting Attendance

Our Board of Directors normally meets quarterly, but holds additional meetings as required. Under our Corporate Governance Guidelines, each Director is required to attend substantially all meetings of the Board. During fiscal 2006, the Board of Directors met seven times. Each Director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held while that Director was serving on our Board, and (2) the total number of meetings of each committee of the Board on which he or she was serving. All of the members of our Board, except one, attended last year’s annual meeting.

     Independent Directors

Our Board of Directors has unanimously determined that six of our Directors, Messrs. Bolotin, Gerard, Landon, Lapidus, Sonnenfeld and Ms. Shalala, who together constitute a majority of our Board of Directors, are “independent” Directors, pursuant to the Director Qualification Standards set forth in our Corporate Governance Guidelines, which are consistent with the New York Stock Exchange Corporate Governance Standards. In making this determination, the Board of Directors has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent Director, that none of the independent Directors has a material relationship with us (either directly, or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us), other than as a member of our Board of Directors.

Mr. Lapidus serves as our Lead Director. In this capacity, Mr. Lapidus presides over Board meetings in the absence of our Chairman (the Board has not appointed a new Chairman since Robert J. Strudler’s death on November 7, 2006) and presides at all meetings of our independent Directors. In connection with our regularly scheduled board meetings, our independent Directors regularly meet in executive sessions that exclude our non-independent Director and management. Mr. Lapidus presides over these executive sessions.

Any interested party who would like to present matters of concern to our Lead Director or independent Directors as a group may send correspondence to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172.

     Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Independent Directors Committee. We provide information about each of these committees below.

     Audit Committee

The Audit Committee consists of Messrs. Landon (Chairperson), Bolotin and Gerard. Our Board of Directors has determined that all the members of the Audit Committee are independent, and meet all other qualifications for service on our Audit Committee under the New York Stock Exchange Corporate Governance standards and the applicable rules of the Securities and Exchange Commission. Our Board of Directors has also determined that Mr. Gerard is an audit committee financial expert, as that term is defined in Regulation S-K under the Securities Exchange Act. The Audit Committee met twelve times during fiscal 2006.

Our Board of Directors has adopted a charter for the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us. Under its charter, the principal functions of the Audit Committee are:

(1)	to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal auditors;

(2)	to prepare the report that appears in our annual meeting proxy statement; and

(3)	to provide an open line of communication among our independent registered public accounting firm, our internal auditors, our management and our Board of Directors.

The Audit Committee’s responsibilities also include direct supervision of our internal auditors; selecting and determining the compensation of our independent registered public accounting firm; pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm; meeting regularly with our independent registered public accounting firm, our management and our internal auditors; reviewing any issues regarding accounting or internal control over financial reporting, including any significant deficiencies in our internal control over financial reporting reported to the Audit Committee by our Chief Executive Officer or our Chief Financial Officer; and receiving and reviewing complaints regarding accounting, internal control over financial reporting or auditing matters, including anonymous submissions by employees and others regarding questionable accounting or auditing matters.

     Compensation Committee

The Compensation Committee consists of Messrs. Gerard (Chairperson), Bolotin and Landon. Our Board of Directors has determined that all the members of the Compensation Committee are independent under the New York Stock Exchange Corporate Governance Standards. The Compensation Committee met three times during fiscal 2006.

Our Board of Directors has adopted a charter for the Compensation Committee. A copy of the Compensation Committee Charter is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us. Under its charter, the Compensation Committee’s principal functions are:

(1)	to recommend to the full Board of Directors the compensation of our principal executive officer;

(2)	to set compensation policies and review management decisions regarding compensation of our senior executives, other than our principal executive officer; and

(3)	to prepare the Compensation Committee Report that appears in our annual meeting proxy statement.

In addition, the Compensation Committee makes recommendations to the Board of Directors regarding incentive-compensation plans and equity-based plans that will apply to our senior management.

     Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Ms. Shalala (Chairperson), Mr. Bolotin and Mr. Sonnenfeld. Our Board of Directors has determined that all the members of the Nominating and Corporate Governance Committee are independent under the New York Stock Exchange Corporate Governance Standards. The Nominating and Corporate Governance Committee met two times during fiscal 2006.

Our Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us. Under its charter, the principal functions of the Nominating and Corporate Governance Committee are:

(1)	to identify individuals qualified to serve on the Board;

(2)	to recommend the persons the Board should nominate for election at our annual meeting of stockholders;

(3)	to develop and recommend to our Board corporate governance guidelines applicable to us; and

(4)	to oversee the evaluation of the Board and management.

The Nominating and Corporate Governance Committee identifies and evaluates director nominees from many sources, including nominees recommended by stockholders in accordance with the procedures described below. The Nominating and Corporate Governance Committee reviews the personal characteristics and professional competencies of director candidates with the Board members to ensure that the nominees selected are those best suited, from a corporate governance standpoint, to join our Board and oversee our strategies and operations.

The Nominating and Corporate Governance Committee and the Board of Directors have determined that a Director should have the following characteristics, as set forth in our Corporate Governance Guidelines:

•	Ability to comprehend our strategic goals and to help guide us towards the accomplishment of those goals;

•	A history of conducting his/her own personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;

•	Time availability for in-person participation and to be present at the annual meeting of stockholders;

•	Willingness to demand that our officers and employees insist upon honest and ethical conduct throughout the company;

•	Knowledge of, and experience with regard to at least some of the following: (a) real estate properties, loans and securities, including any lending and financing activities related thereto; (b) public company regulations imposed by the Securities and Exchange Commission and the New York Stock Exchange, amongst others; (c) portfolio and risk management; (d) the major geographic locations within which we operate; (e) sound business practices; and (f) accounting and financial reporting; and

•	If applicable, ability to satisfy the criteria for independence established by the Securities and Exchange Commission and the New York Stock Exchange, as they may be amended from time-to-time.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. If a stockholder wishes to recommend a nominee for director, the stockholder should mail a recommendation to us containing the following information:

•	The recommending stockholder’s name and contact information;

•	The candidate’s name and contact information;

•	A brief description of the candidate’s background and qualifications;

•	The reasons why the recommending stockholder believes the candidate would be well suited for the Board;

•	A written statement by the candidate that the candidate is willing and able to serve on the Board;

•	A written statement by the recommending stockholder that the candidate meets the criteria established by the Board; and

•	A brief description of the recommending stockholder’s ownership of our common stock and the period during which such shares have been held.

In making its determination whether to recommend that the Board of Directors nominate a candidate who has been recommended by a stockholder, the Nominating and Corporate Governance Committee will consider, among other things, the appropriateness of adding another Director to the Board and the candidate’s background and qualifications. The Nominating and Corporate Governance Committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a stockholder, and may request an interview with the candidate. The Nominating and Corporate Governance Committee will not determine whether to recommend that the Board nominate a candidate until the Nominating and Corporate Governance Committee completes what it believes to be a reasonable investigation, even if the recommendation is delayed until after it is too late for the candidate to be nominated for election at a particular meeting of stockholders. When the Nominating and Corporate Governance Committee determines not to recommend that the Board nominate a candidate recommended by a stockholder, or the Board determines to nominate or not to nominate a candidate, the Nominating and Corporate Governance Committee will notify the recommending stockholder and the candidate of the determination.

     Executive Committee

Our By-Laws provide that the Board of Directors may establish an Executive Committee, which has all authority to act on behalf of the Board of Directors, except as that power is limited by the corporate laws of the State of Delaware, where our company is incorporated, and except as our Board of Directors otherwise provides. During most of fiscal 2006, our Executive Committee consisted of Messrs. Miller and Strudler. After Mr. Strudler’s death in November 2006, Mr. Lapidus was appointed to serve on the Executive Committee. As a result, Messrs. Lapidus and Miller currently comprise the Executive Committee. The Executive Committee took action by unanimous written consent 92 times during fiscal 2006.

     Independent Directors Committee

Our By-Laws require that an Independent Directors Committee review and approve certain ventures and transactions that we enter into with LNR Property Corporation (“LNR”) and significant transactions between

LNR and us or any of our subsidiaries. Also, at the request of the full Board of Directors, the Chief Executive Officer or the Chief Financial Officer, the Independent Directors Committee may review or investigate any transaction or matter involving the company or any subsidiary of the company, whether or not the transaction or matter involves LNR. The Independent Directors Committee consists of all of the Directors who are not employees of our company. Mr. Lapidus, our Lead Director, serves as Chairperson of the Independent Directors Committee. The Independent Directors Committee met three times during fiscal 2006.

     Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics for our Directors, officers and employees is available on our website at www.lennar.com and is available in print to any stockholder who requests a copy from us.

     Corporate Governance Guidelines

Our Corporate Governance Guidelines are available on our website at www.lennar.com and are available in print to any stockholder who requests a copy from us.

If you would like to request copies of any of our committee charters, our Code of Business Conduct and Ethics, or our Corporate Governance Guidelines, please send your request to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172.

Director Compensation

Non-employee Directors are paid annual fees of $50,000 per year, payable on a quarterly basis, 50% in cash and 50% in shares of our common stock. These shares will not be transferable (other than to the Director’s estate) until three years after the last day of the quarter in which the shares are issued. In addition to the annual fees, each non-employee Director will receive $3,000 for each board meeting and $1,000 for each committee meeting, other than Audit Committee meetings, attended in person (but only one fee for all Board or committee meetings attended on a single day), and $500 for each Board meeting and $250 for each committee meeting attended by teleconference. Audit Committee members receive an additional $3,000 and the Audit Committee Chairperson receives an additional $5,000 for each Audit Committee meeting attended. Audit Committee fees are paid in addition to fees for other meetings attended on the same day. A Director may elect to defer payment of both the cash and stock portion of fees until he or she no longer serves as a Director of our company, and may elect to receive the deferred payments in cash or in shares of our Class A common stock.

Our Lead Director receives an additional $15,000 per year for his services in that capacity.

In addition to the fees described above, each year, on the date of our annual meeting of stockholders, each non-employee Director receives options to purchase 2,500 shares of our Class A common stock at an exercise price equal to the fair market value of our Class A common stock on that date. These options become exercisable in full on the first anniversary of the grant date and expire on the third anniversary of the grant date.

A Director who is also our employee receives no additional remuneration for his service as a Director.

Executive Compensation

Compensation Committee Report on Executive Compensation

The following statement is furnished by the Compensation Committee of Lennar Corporation and is not incorporated by reference into any document that we file with the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors (the “Committee”) presents this report to describe the compensation procedures it applied with regard to the compensation of the Company’s executive officers for fiscal 2006, and the basis for the compensation of Stuart A. Miller, who served as the Company’s President and Chief Executive Officer (“CEO”) during fiscal 2006.

The Committee reviews the compensation of the Company’s senior management. This review includes management’s recommendations as to salary, bonus and long-term, stock-based compensation for the upcoming year. Salaries for the Company’s employees are generally determined by considering the employee’s performance and prevailing levels of compensation in areas in which a particular employee works. Bonuses for employees are generally based on bottom-line profitability, return on capital or net assets, customer satisfaction, overall company growth, adherence to policies and procedures, including corporate governance, and other factors that vary depending on an employee’s responsibilities. The long-term compensation structure is intended to align the performance of the Company’s employees with the Company’s long-term performance for its stockholders. In addition, the compensation structure is designed to attract and retain leadership in a competitive marketplace where many companies compete for senior talent.

The Committee reviews in greater depth the compensation of the CEO and the Company’s four other most highly compensated executive officers. This review includes proposed salaries, bonuses and long-term, stock-based compensation. In November 2002, the Committee engaged an independent consulting firm, Hewitt Associates LLC, to conduct a study of the Company’s program for compensating its senior executives, including the CEO. This study compared the Company’s compensation levels both with that of other members of the homebuilding industry peer group, and with that of companies with revenues similar to the Company’s. The study analyzed salaries, bonuses and long-term, stock-based compensation. In September 2003, Hewitt Associates conducted a further analysis of the CEO’s compensation and in March 2005, Hewitt Associates conducted a further analysis of CEO bonus payments. The Committee considered the results of these studies, as well as comparative data regarding bonuses paid to CEOs by peer companies during fiscal 2005 and 2006 as reported in those companies’ filings with the Securities and Exchange Commission, as part of its determination as to what it believed would be a fair compensation program in view of the Company’s earnings, returns and other corporate goals.

During fiscal 2006 and at subsequent meetings during fiscal 2007, the Compensation Committee reviewed Mr. Miller’s compensation. The Committee discussed the contributions Mr. Miller has made as the Company’s CEO, and his expected future contributions. The Committee decided that, as in past years, Mr. Miller’s bonus should be based on a percentage of the Company’s pre-tax earnings, with the percentage for 2006 depending on the Company’s return on capital and diluted earnings per share (from 0.5% if return on capital is below 17% to a high of 1% if return on capital equals or exceeds 22% and diluted earnings per share equals or exceeds $10.00). However, in order to reach the maximum percentage of pre-tax earnings, a specified customer satisfaction rating must also be achieved. Because in fiscal 2006, the Company’s return on capital was below the minimum threshold, and diluted earnings per share was below the minimum hurdle, the bonus percentage for fiscal 2006 was 0.5%, which is the minimum percentage that could have been achieved. Lennar’s customer excellence exceeded targets resulting in no further reduction of bonus. This bonus percentage is one-half of the bonus percentage that was achieved in fiscal 2005. Because of the lower bonus percentage and because the Company’s pre-tax earnings decreased from $2.2 billion in fiscal 2005 to $943 million in fiscal 2006, Mr. Miller’s bonus decreased from $21.5 million in fiscal 2005 to $4.7 million in fiscal 2006. Mr. Miller’s bonus was paid half in stock and half in cash for fiscal 2005 but for fiscal 2006 the Committee decided, as a result of the lower bonus amount and Mr. Miller’s significant common stock ownership, to pay the entire bonus in cash, less taxes and applicable withholdings. Mr. Miller also received stock options in fiscal 2006 that reward him on the basis of the Company’s long-term performance and benefit to the Company’s stockholders.

Compensation Committee:
Steven L. Gerard, Chairperson;
Irving Bolotin;
R. Kirk Landon

Summary Compensation Table

The following table sets forth compensation information for each of our last three fiscal years with regard to (i) our Chief Executive Officer, (ii) our other four most highly compensated executive officers during fiscal 2006 and (iii) one additional individual for whom disclosures would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2006, to whom we refer collectively as the “named executive officers.”

				Long-term Compensation
				Restricted	Securities
	Annual Compensation			Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus(1)($)	Awards($)(2)	Options(#)	Compensation(6)

Stuart A. Miller	2006	1,000,000	4,713,200	—	200,000	7,700
President and Chief	2005	1,000,000	21,519,600	6,331,500	200,000	7,400
Executive Officer	2004	1,000,000	15,190,700	—	400,000	7,500
Robert J. Strudler(3)	2006	1,052,400	—	—	—	7,600
Former Chairman of the Board	2005	1,000,000	—	—	—	7,400
	2004	800,000	7,595,300	—	200,000	7,500
Jonathan M. Jaffe(4)	2006	800,000	1,885,300	—	100,000	7,700
Vice President and	2005	800,000	10,684,800	6,331,500	100,000	7,400
Chief Operating Officer	2004	600,000	5,012,900	—	150,000	7,500
Bruce E. Gross	2006	650,000	1,218,800	—	50,000	7,700
Vice President and	2005	600,000	1,595,000	3,798,900	50,000	7,400
Chief Financial Officer	2004	550,000	1,320,000	—	100,000	7,500
Richard Beckwitt(5)	2006	525,000	4,356,600	5,929,000	50,000	7,400
Executive Vice President	2005	—	—	—	—	—
	2004	—	—	—	—	—
Diane J. Bessette	2006	350,000	393,800	—	30,000	7,700
Vice President and Controller	2005	325,000	468,000	1,266,300	30,000	7,400
	2004	300,000	360,000	—	60,000	7,400

(1)	Annual bonus represents amount earned during the year. Actual payments may be made in stock, restricted stock or cash, with interest, over subsequent years. Restricted shares of Class A common stock issued in partial payment of a bonus vest ratably over three years. At November 30, 2006, a total of 108,240 restricted shares of our common stock, with an aggregate market value of $5,682,600 on that day, had been issued to our named executive officers in partial payment of deferred bonuses.
(2)	The restricted shares of Class A common stock granted in fiscal 2006 and fiscal 2005 were valued based on the market price on the date of the grants. Restricted shares vest over four years except that restricted shares issued to an employee in partial payment of a deferred bonus vest over three years. Holders of restricted shares are entitled to the dividends on the shares and can vote the shares. The restricted shares outstanding at November 30, 2006 included 90,000 shares for Stuart A. Miller with a market value on November 30, 2006 of $4,725,000, 180,627 shares for Jonathan M. Jaffe with a market value on November 30, 2006 of $9,482,900 (this includes 90,627 shares with a market value on November 30, 2006 of $4,757,900 that were issued to Mr. Jaffe as partial payment of a deferred bonus), 67,569 shares for Bruce E. Gross with a market value on November 30, 2006 of $3,547,400 (this includes 13,569 shares with a market value on November 30, 2006 of $712,400 that were issued to Mr. Gross as partial payment of a deferred bonus), 100,000 shares for Richard Beckwitt with a market value on November 30, 2006 of $5,250,000 and 22,044 shares for Diane Bessette with a market value on November 30, 2006 of $1,157,300 (this includes 4,044 shares with a market value on November 30, 2006 of $212,300 that were issued to Ms. Bessette as partial payment of a deferred bonus).
(3)	During 2004, Mr. Strudler served as the Vice Chairman of our Board of Directors and the Chief Operating Officer of our company. Effective December 1, 2004, Mr. Strudler resigned these positions and accepted the position of Chairman of our Board of Directors, which he held until his death on November 7, 2006. The annual salary for 2006 includes payments made to Mr. Strudler’s estate for accrued vacation at the time of his death.
(4)	During 2004, Mr. Jaffe served as a Vice President and as a Director of our company. He resigned his Directorship on June 22, 2004 and accepted the position of Chief Operating Officer of our company, effective December 1, 2004.
(5)	Mr. Beckwitt joined our company as an Executive Vice President on March 1, 2006.

(6)	Consists of matching payments by us under the 401(k) aspect of our Employee Stock Ownership/401(k) Plan, term life insurance premiums paid by us and long-term disability insurance premiums paid by us as follows:

				Long-Term
		401(k)	Term Life	Disability
		Match($)	Insurance($)	Insurance($)

Stuart A. Miller	2006	6,600	600	500
	2005	6,300	600	500
	2004	6,100	900	500
Robert J. Strudler	2006	6,600	500	500
	2005	6,300	600	500
	2004	6,100	900	500
Jonathan M. Jaffe	2006	6,600	600	500
	2005	6,300	600	500
	2004	6,100	900	500
Bruce E. Gross	2006	6,600	600	500
	2005	6,300	600	500
	2004	6,100	900	500
Richard Beckwitt	2006	6,600	400	400
	2005	—	—	—
	2004	—	—	—
Diane J. Bessette	2006	6,600	600	500
	2005	6,300	600	500
	2004	6,100	800	500

Option Grants In Last Fiscal Year

The following table sets forth information about options to purchase our Class A common stock that were granted to our named executive officers during fiscal 2006:

	Individual Grants
		Percent of
	Number of	Total
	Securities	Options	Exercise		Potential Realizable Value at
	Underlying	Granted to	or Base		Assumed Annual Rates of Stock Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Stuart A. Miller	196,810	10.9%	62.6750	1/5/2011	3,407,952	7,530,682
Stuart A. Miller	3,190	0.2%	68.9425	1/5/2011	35,245	102,068
Robert J. Strudler	—	—	—	—	—	—
Jonathan M. Jaffe	100,000	5.6%	62.6750	1/5/2011	1,731,595	3,826,371
Bruce E. Gross	50,000	2.8%	62.6750	1/5/2011	865,797	1,913,186
Richard Beckwitt	50,000	2.8%	59.2900	3/1/2011	819,037	1,809,857
Diane J. Bessette	30,000	1.7%	62.6750	1/5/2011	519,478	1,147,911

The options reflected in the table above were granted under our 2003 Stock Option and Restricted Stock Plan. These options vest over four years and expire five years from the date of grant.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information about option exercises during fiscal 2006 and options held as of the end of that year by our named executive officers:

			Number of Securities
			Underlying Unexercised	Value of Unexercised In-the-
			Options at	Money Options at
	Shares		Fiscal Year-End(#)	Fiscal Year-End($)(2)
	Acquired on	Value	Exercisable(E)/	Exercisable(E)/
Name	Exercise(#)	Realized($)(1)	Unexercisable(U)	Unexercisable(U)

Stuart A. Miller
Class A Common Stock	10,970	428,905	648,320(E)/740,000(U)	15,739,221(E)/4,407,802(U)
Class B Common Stock	1,097	59,973	46,832(E)/12,000(U)	2,285,402(E)/585,600(U)
Robert J. Strudler(3)
Class A Common Stock	72,000	1,654,680	186,000(E)/ — (U)	2,365,980(E)/ — (U)
Class B Common Stock	1,200	72,516	6,600(E)/ — (U)	322,080(E)/ — (U)
Jonathan M. Jaffe
Class A Common Stock	12,142	692,033	277,856(E)/310,000(U)	7,918,716(E)/1,286,850(U)
Class B Common Stock	1,214	73,022	20,785(E)/3,000(U)	1,014,288(E)/146,400(U)
Bruce E. Gross
Class A Common Stock	10,000	526,500	124,498(E)/185,000(U)	2,715,492(E)/1,104,450(U)
Class B Common Stock	1,000	57,050	7,950(E)/3,000(U)	387,950(E)/146,400(U)
Richard Beckwitt
Class A Common Stock	—	—	— (E)/50,000(U)	— (E)/ — (U)
Class B Common Stock	—	—	— (E)/ — (U)	— (E)/ — (U)
Diane J. Bessette
Class A Common Stock	10,000	522,945	114,602(E)/111,000(U)	2,805,509(E)/662,670(U)
Class B Common Stock	1,000	57,330	8,760(E)/1,800(U)	427,498(E)/87,840(U)

(1)	Based upon the difference between the exercise price of the option and the market prices of our Class A common stock or Class B common stock on the dates on which the stock options were exercised.
(2)	Based upon the difference between the exercise price of the option and the last reported sale prices of our Class A common stock or Class B common stock on November 30, 2006.
(3)	Mr. Strudler died on November 7, 2006. As a result of his death, all of Mr. Strudler’s outstanding options became immediately exercisable.

Compensatory Plans and Arrangements

     Equity Plans

The Lennar Corporation 2003 Stock Option and Restricted Stock Plan provides for the granting of up to ten million shares of Class A or Class B common stock that may be issuable upon the exercise of stock options or stock appreciation rights, or that may be awarded as shares of restricted common stock, to key officers, employees and Directors. The exercise prices of stock options and stock appreciation rights may not be less than the market value of the common stock on the date of the grant. No options granted under the 2003 Plan may be exercised until at least six months after the date of the grant. Thereafter, options become exercisable in installments determined when options are granted. Each stock option and stock appreciation right will expire on a date determined at the time of the grant, but not more than ten years after the date of the grant. Restricted stock grants may not vest earlier than six months from the date of issuance.

After we adopted the 2003 Stock Option and Restricted Stock Plan, we made all equity-based awards to key officers, employees and Directors under the 2003 Plan and ceased making grants under prior plans. However, we provide the following information regarding our prior plans because some awards issued under those plans remain outstanding.

The Lennar Corporation 2000 Stock Option and Restricted Stock Plan provided for the granting of Class A stock options and stock appreciation rights and awards of restricted common stock to key officers, employees and Directors. No options granted under the 2000 Plan may be exercised until at least six months after the date of the grant. Thereafter, options become exercisable in installments determined when options are granted. Each stock option and stock appreciation right expires on a date determined at the time of the grant, but not more than ten years after the date of the grant. Restricted stock grants vest over a vesting period determined at the time of the grant.

The Lennar Corporation 1997 Stock Option Plan provided for the granting of Class A stock options and stock appreciation rights to key employees to purchase shares at prices not less than the market value of the common stock on the date of the grant. No options granted under the 1997 Plan may be exercised until at least six months after the date of the grant. Thereafter, exercises are permitted in installments determined when options are granted. Each stock option and stock appreciation right granted will expire on a date determined at the time of the grant, but not more than ten years after the date of the grant.

The Lennar Corporation 1991 Stock Option Plan provided for the granting of Class A stock options to key employees to purchase shares at prices not less than the market value of the common stock on the date of the grant. No options granted under the 1991 Plan may be exercised until at least six months after the date of the grant. Thereafter, exercises are permitted in installments determined when options are granted. Each stock option granted will expire on a date determined at the time of the grant, but not more than ten years after the date of the grant.

     Deferred Compensation Plan

Under our Deferred Compensation Plan, a member of senior management can elect to defer cash compensation or return to us restricted shares before they vest and receive in exchange our agreement to (1) pay at a later date the amount of cash compensation deferred, plus a return on the cash compensation based on hypothetical investments selected by the person or (2) issue shares of Class A or Class B common stock equal to the number of shares of restricted stock that are returned.

Compensation Committee Interlocks And Insider Participation

During fiscal 2006, Messrs. Bolotin, Gerard and Landon served on our Compensation Committee. Mr. Bolotin, who was elected to the Compensation Committee in January 2002, was our Senior Vice President from 1972 until his retirement in December 1998. During fiscal 2006, none of our executive officers served on the compensation committee of any other entity, any of whose directors or executive officers served either on our Board of Directors or on our Compensation Committee.

Performance Graph

The following graph compares the five-year cumulative total return of our Class A common stock with the Dow Jones U.S. Home Construction Index and the Dow Jones U.S. Total Market Index. The graph assumes $100 invested on November 30, 2001 in our Class A common stock, the Dow Jones U.S. Home Construction Index and the Dow Jones U.S. Total Market Index, and the reinvestment of all dividends. Because of our dividend of Class B common stock in April 2003, our returns for the fiscal years ended November 30, 2006, 2005, 2004 and 2003 are based on the sale price of one share of our Class A common stock and one-tenth of the sale price of one share of our Class B common stock.

Comparison of Five-Year Cumulative Total Return
Fiscal Year Ended November 30
(2001 = $100)

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. They are required to furnish us with copies of the reports they file pursuant to Section 16(a). Based on our review of the copies of reports we have received, we believe that our Directors, officers and greater than 10% beneficial owners made all required filings on a timely basis, except that Sidney Lapidus filed a Form 4 on March 17, 2006 relating to stock options that he exercised on March 8, 2006 and Herve Ripault, who served as a Director until March 30, 2006, filed a Form 4 on January 12, 2006 relating to stock that he sold on December 20, 2005.

Relationship with LNR Property Corporation

In 1997, we transferred our commercial real estate investment and management business to LNR Property Corporation, and spun-off LNR to our stockholders. As a result, LNR became a publicly-traded company, and the family of Stuart A. Miller, our President, Chief Executive Officer and a Director, which had voting control of us, became the controlling shareholder of LNR.

Since the spin-off, we have entered into a number of joint ventures and other transactions with LNR. Many of the joint ventures were formed to acquire and develop land, part of which was subsequently sold to us or other homebuilders for residential building and part of which was subsequently sold to LNR for commercial development. Because LNR was controlled by Mr. Miller and his family, all significant transactions we or our subsidiaries engaged in with LNR or entities in which it had an interest were reviewed and approved by the Independent Directors Committee of our Board of Directors.

In January 2004, a company of which we and LNR each own 50% acquired The Newhall Land and Farming Company (“Newhall”) for approximately $1 billion. In connection with the acquisition, we agreed to purchase 687 homesites, and received options to purchase an additional 623 homesites, from Newhall. On November 30, 2004, we and LNR each transferred our interests in most of our joint ventures to the jointly-owned company that had acquired Newhall, and that company was renamed LandSource Communities Development LLC (“LandSource”). In December 2006, we and LNR entered into an agreement to admit a new strategic partner into our LandSource joint venture.

In February 2005, LNR was acquired by a privately-owned entity. Although Mr. Miller’s family acquired a 20.4% interest in that privately-owned entity, that interest is non-voting and neither Mr. Miller nor anybody else in his family is an officer or director, or otherwise is involved in the management, of LNR or its parent. Nonetheless, because the Miller family has a 20.4% interest in LNR’s parent, significant transactions with LNR or entities in which it has an interest are still reviewed and approved by the Independent Directors Committee of our Board of Directors.

Aircraft Time-Sharing Agreement

In August 2005, Mr. Miller entered into a Time-Sharing Agreement with U.S. Home Corporation, a wholly-owned subsidiary of our Company, relating to the use by Mr. Miller of a private aircraft, which is leased by U.S. Home. The agreement provides that U.S. Home may sub-lease the aircraft and its flight crew to Mr. Miller for non-business purposes. Under the agreement, Mr. Miller will pay to U.S. Home, out of a $100,000 prepayment fund established in connection with this agreement, the aggregate incremental cost of each flight based on a list of expenses authorized by federal regulations. U.S. Home retains sole discretion to determine what flights may be scheduled by Mr. Miller, and the Company’s prior planned use of the aircraft takes precedence over Mr. Miller’s non-business use. Mr. Miller paid U.S. Home $91,564 under the agreement for his use of the aircraft during fiscal 2006 (the cost to Mr. Miller was calculated in accordance with Federal Aviation Administration regulations).

Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended November 30, 2006. Deloitte & Touche has been our independent registered public accounting firm since fiscal 1994. Our Audit Committee is in the process of selecting our independent registered public accounting firm for fiscal 2007. We expect representatives of Deloitte & Touche to be present at our 2007 Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The fees billed by Deloitte & Touche for various types of professional services and related expenses during the years ended November 30, 2006 and 2005 were as follows:

	Fees during the year ended	Fees during the year ended
Type of Services	November 30, 2006	November 30, 2005

Audit Fees	$2,703,000	$2,387,000
Audit-related Fees	$144,000	$119,000
Tax Fees	$1,286,000	$702,000
All Other Fees	—	—

Total	$4,133,000	$3,208,000

Audit services include the audit of our annual financial statements, reviews of our quarterly financial information and consents and comfort letters related to our issuances of debt securities. Audit-related services primarily include assistance in understanding and applying financial accounting and reporting standards and accounting assistance with proposed transactions. Tax services are tax planning, tax compliance services and tax return preparation.

Audit Committee Pre-Approval Policy

The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to us or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimus exception in Section 10A of the Securities Exchange Act of 1934. During fiscal 2006, the Audit Committee pre-approved all services provided by Deloitte & Touche.

Auditor Independence

Our Audit Committee has been informed of the types of services that Deloitte & Touche has provided to us and has determined that Deloitte & Touche providing those services to us is compatible with Deloitte & Touche maintaining its independence from us.

Report of the Audit Committee

The following statement is furnished by the Audit Committee of Lennar Corporation and is not incorporated by reference into any document that we file with the Securities and Exchange Commission.

Management has the primary responsibility for producing the Company’s financial statements and for implementing the Company’s financial reporting process, including the Company’s system of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of the Company’s financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for the year ended November 30, 2006 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During the course of fiscal 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006, filed with the Securities and Exchange Commission, as well as Deloitte & Touche LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of: (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2007.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee has also considered whether the providing of audit-related and other non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the firm’s independence.

The Audit Committee has evaluated the independent registered public accounting firm’s role in performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent registered public accounting firm that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent registered public accounting firm has further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Company’s management that the audited financial statements be included in the Annual Report on Form 10-K for the Company’s fiscal year ended November 30, 2006 that was filed with the Securities and Exchange Commission. By recommending to the Board of Directors and the Company’s management that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee:
R. Kirk Landon, Chairperson;
Irving Bolotin;
Steven L. Gerard

Proposal 1: Election of Directors

Our Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has designated the persons named below as nominees for election as Directors, for a term of three years expiring at our 2010 Annual Meeting of Stockholders. All of the nominees are currently serving as Directors of our company. Each Director is elected by a plurality of the votes cast with regard to the election of Directors. The persons named in the enclosed proxy will vote the proxies they receive for the election of the nominees named below, unless a particular proxy card withholds authorization to do so or provides contrary instructions. Each of the nominees has indicated that he or she is willing and able to serve as a Director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board of Directors, the proxies will be voted for the election of such nominees as the Board of Directors may designate. Beginning on page 6 of this document, we provide biographical information about each nominee for Director under the heading “Biographical Information about Our Director Nominees and Other Current Directors.”

Nominees For Director:
Irving Bolotin
R. Kirk Landon
Donna E. Shalala

* * * *

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominees for Director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

Proposal 2: Approval of the Lennar Corporation 2007 Equity Incentive Plan

On January 10, 2007, our Board of Directors approved and adopted the Lennar Corporation 2007 Equity Incentive Plan (the “Equity Plan”), and authorized us to issue up to 10,000,000 shares of our Common Stock under the Equity Plan, subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events. The Common Stock may be either Class A or Class B Common Stock. A copy of the Equity Plan is Exhibit A to this Proxy Statement. The Equity Plan became effective when it was approved by our Board of Directors, subject to approval by our stockholders.

Under the Equity Plan, we will have the right to issue stock options, restricted stock, phantom shares and other awards based on our Common Stock or convertible securities. However, not more than 7,500,000 shares can be made the subject of stock options. We will not be able to make awards under the Equity Plan to any participant in a year relating to more than 500,000 shares and we will not be able to award options under the Equity Plan to any participant over the life of the Equity Plan relating to more than 1,000,000 shares. However, this will not affect the stock or stock-based awards that a participant can receive other than under the Equity Plan.

At November 30, 2006, outstanding options that had been issued under prior plans entitled the holders to purchase 6,961,267 shares of Class A Common Stock and 239,445 shares of Class B Common Stock. We were also authorized to issue stock options, restricted stock or other types of awards under our 2003 Stock Option and Restricted Stock Plan relating to up to an additional 3,458,027 shares of Common Stock of either class. We expect to make additional grants and awards by the end of February 2007. When the new Equity Plan is approved by our stockholders, the 2003 Stock Option and Restricted Stock Plan will terminate, and we will no longer be able to grant options or issue restricted stock under it. However, options that have already been granted under the 2003 Stock Option and Restricted Stock Plan or prior plans will continue to be outstanding.

Description of the Equity Plan

The purpose of the Equity Plan is to attract and retain key employees, officers and directors and encourage their efforts to make our business more successful.

The Compensation Committee or another committee of our Board of Directors (the “Committee,” or if there is no committee, the Board of Directors itself) will administer the Equity Plan. The Committee will (unless we are not subject to Section 16 of the Securities Exchange Act of 1934 and are not seeking the benefits of an exception to Section 162(m) of the Internal Revenue Code) consist of at least two non-employee, outside directors. It will determine the persons to whom awards will be made, the types of awards that will be made to particular persons, the numbers of shares to which awards will relate, the dates when awards will vest in whole or in part and the other terms of awards, including the payments, if any, that participants will have to make to benefit from awards.

The types of awards the Committee will be able to grant will be:

•	Stock Options. A stock option entitles the holder to purchase shares of our Common Stock for a price that is determined when the stock option is granted, which may not be less than 100% of the fair market value of our Common Stock on the date of grant. Options may be wholly or partly exercisable when they are granted, or they may become exercisable in whole or in installments at a subsequent date or dates. A stock option may require that the exercise price be paid in cash or may permit it to be paid in whole or in part with shares of our Common Stock (either previously owned shares or shares issuable upon exercise of the stock option) valued at their fair market value on the date the stock option is exercised. The Committee will specify the term of each stock option when it is granted, but the term may not exceed 10 years. Options granted under the Equity Plan may, or may not, be designated as Incentive Stock Options (“ISOs”), which receive special tax treatment, as described below under “Tax Consequences.” However, the exercise price of all ISO’s held by a person which first become exercisable in a year may not exceed $100,000.

•	Restricted Stock. Restricted stock is shares of Common Stock that are issued to a participant (and of which the participant becomes the owner), but which they will be required to return to us (i.e., will be forfeited) if vesting conditions imposed when the shares are issued are not satisfied. Vesting conditions may be continuing employment for specified minimum periods, or may be the achievement of performance goals. Holders of shares of restricted stock are entitled to vote them and receive dividends and distributions with regard to them even before they vest. Shares of restricted stock may not be transferred or pledged until they vest, except with the approval of the Committee, and then only if the person to whom they are transferred agrees to abide by the forfeiture provisions.

•	Phantom Shares. Phantom shares are contract rights entitling the holder to receive in the future sums equal to the value of specified numbers of shares of Common Stock, or the amount by which the values of specified numbers of shares of Common Stock exceed base values. They are not actual shares. The holder may or may not be entitled to receive sums based upon dividends paid or other distributions made with regard to our Common Stock while the phantom shares are held. The Committee may decide that the sum to which a holder of phantom shares becomes entitled will be paid in cash or wholly or partly with shares of our Common Stock valued at their fair value when they are issued.

Phantom shares may be subject to vesting conditions, which may be continuing employment for at least specified periods or may be the achievement of performance goals. Holders will not be entitled to payments with regard to phantom shares unless and until all applicable vesting conditions have been satisfied.

•	Other Stock-based Awards. The Committee may award shares of our Common Stock, stock appreciation rights, securities that are convertible into shares of our Common Stock, restricted stock units or dividend equivalent rights, or make other types of stock-based awards, in addition to awarding stock options, restricted stock or phantom shares.

In order to enable us to take advantage of an exception from Section 162(m) of the Internal Revenue Code, or for other reasons, the Committee may cause vesting of awards to be subject to achievement of performance goals. These performance goals may relate to us as an entirety, or to particular subsidiaries, divisions or other operating units. They may relate entirely to how we, or our subsidiary, division or operating unit, performs or it may relate to how that performance compares with that of other companies or indexes. Performance goals may relate to any of a number of criteria, including pre-tax income, after tax income, per share net income, operating income, return on equity, return on invested capital, stock appreciation, reductions in operating costs, customer satisfaction ratings, numbers of homes sold and numbers of mortgages originated.

Unless the agreements relating to particular awards provide otherwise, if there is a change in control of us, at the time of the change of control, all options will become immediately exercisable, all restrictions relating to restricted stock will terminate, and all phantom shares will vest and, unless the holders elect otherwise, will become immediately payable.

Unless the agreements relating to particular options provide otherwise, if a participant’s service terminates, (a) if we terminate the service for cause, all the participant’s stock options will immediately terminate, (b) if the participant terminates his or her service other than because of death, disability or retirement, the participant’s unvested stock options will terminate immediately and the participant’s vested stock options will terminate on the earlier of 90 days after the termination of service (unless the participant dies during this period), or on their stated expiration dates, (c) if the service terminates because of death or disability, all the participant’s stock options will become fully vested and immediately exercisable and will terminate on the earlier of one year after the termination of service or their stated termination dates, and (d) if the service terminates because of retirement, the participant’s unvested stock options will terminate immediately and the participant’s vested stock options will terminate on the earlier of one year after the termination of service or their stated termination dates. Unless the agreements relating to particular awards provide otherwise or the Committee determines otherwise, (i) if a participant terminates his or her service other than because of death, disability or retirement, or we terminate the participant’s service, whether or not for cause, all restricted stock that is still subject to forfeiture will be forfeited and all unvested phantom shares will terminate, and (ii) if the participant’s service terminates because of death, disability or retirement, all restrictions on restricted stock will terminate and all phantom shares will become vested, when the service terminates.

Generally, awards under the Equity Plan cannot be assigned or transferred, except by will or the laws of descent and distribution. However, the Committee may permit participants to designate the persons who will be entitled to any rights, payments or other benefits with regard to specific awards following the participants’ deaths.

The Committee may permit participants to defer receipt of payments or shares as a result of awards, but only subject to procedures intended to avoid penalties under Section 409A of the Internal Revenue Code.

Outstanding Stock Options

The following table provides information about the stock options which were outstanding under our option plans on February 9, 2007:

	Shares of	Average	Shares of	Average
Individual or Group	Class A Stock	Exercise Price	Class B Stock	Exercise Price
Holding Options	Subject to Options	Per Class A Share	Subject to Options	Per Class B Share

All executive officers	2,698,020	$42.29	107,288	$—
All directors who are not executive officers	34,000	$58.59	—	$—
All employees other than executive officers	3,491,429	$49.29	84,367	$7.09

On February 9, 2007, the last sale prices of our Common Stock reported on the New York Stock Exchange were $52.71 per share with regard to our Class A stock and $48.74 per share with regard to our Class B stock.

Tax Consequences

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. federal tax advice contained in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another person any transaction or matter addressed in this proxy statement.

The principal Federal income tax consequences to a participant of (i) the grant and exercise of options under the Equity Plan, (ii) the sale of shares acquired through exercise of options, (iii) the grant and sale of restricted stock, (iv) the grant and receipt of payments with regard to performance shares and (v) other share awards, are as follows:

Stock Options

Recipients will not have taxable income because they are granted stock options under the Equity Plan.

Unless an option is an ISO, when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option. The fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock is held after exercise.

The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock as to which it is exercised exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the ISO. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the option is exercised, the difference between the exercise price and the sale price will be a capital gain.

Restricted Stock

Unless a person who receives restricted stock makes an “83(b) election” (as discussed below), the person will not realize taxable income (and we will not be entitled to a deduction) when we issue restricted stock to the person. However, when shares vest (i.e., are no longer subject to forfeiture), the holder will realize ordinary income, and we will be entitled to a deduction, equal to the fair market value of the shares at that time. The fair market value of the shares when they vest will be the holder’s tax basis in the shares, and any difference between that fair market value and the amount for which the person sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest. A person may, however, elect under Section 83(b) of the Internal Revenue Code to realize taxable income when the person receives shares of restricted stock compensation equal to the fair market value of the shares at that time. If a person does that, (a) the person will not realize any tax when the shares vest, (b) the person’s tax basis in the shares will be their fair market value when they are issued, (c) when the person sells the shares, any difference between their fair market value when they were issued and the amount for which the person sells the shares will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued, and (d) when we issue the shares, we will be entitled to a deduction equal to their fair market value at that time.

Phantom Shares

A person will not be taxed when the person receives phantom shares, but when the person receives payment with regard to phantom shares, the person will realize ordinary income equal to the amount of the payment. If the payment is made with shares of Common Stock with a fair market value equal to the amount of the payment, that fair market value will be the person’s basis in the shares the person receives.

Other Stock-Based Awards

The tax consequences related to the receipt of stock based awards other than options, restricted stock and phantom shares will depend on the terms of particular awards. However, in most instances, when a person receives shares or other securities that are not subject to substantial risk of forfeiture, or shares or other securities cease to be subject to substantial risk of forfeiture, the person will realize ordinary income equal to the fair market value at the time of the shares or other securities the person receives, unless the person makes an election under Section 83(b) of the Internal Revenue Code to be taxed with regard to shares or other securities that are subject to substantial risk of forfeiture when the securities are received, notwithstanding the risk of subsequent forfeiture.

Other Tax Consequences

In most instances, when a participant is treated as realizing ordinary income as a result of receipt or vesting of Common Stock or other securities, or exercise of non-ISO stock, we are required to pay withholding tax with regard to that ordinary income, for which the participant is required to reimburse us. We may obtain the sum which is due in cash from the participant (including by withholding from participant’s compensation) or by reducing the number of shares we issue, or the sum we pay, to the participant. Payment of required withholding taxes is a condition to participants’ rights to receive shares or payments as a result of awards under the Equity Plan or to transfer shares received as a result of those awards.

When a participant is treated as realizing ordinary income as a result of receipt or vesting of Common Stock or other securities, or exercise of non-ISO stock options or stock appreciation rights, or there is a disqualifying disposition of shares acquired through exercise of an ISO, we will, in most instances, be entitled to a deduction equal to the ordinary income which the participant is treated as having received.

Proposal 3: Approval of the Lennar Corporation 2007 Incentive Compensation Plan

On January 10, 2007, our Board of Directors approved and adopted the Lennar Corporation 2007 Incentive Compensation Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to enable us to establish performance goals for selected officers and other key employees and to determine bonuses which will be awarded to those officers and other key employees on the basis of the extent to which they achieve those performance goals. A copy of the Incentive Plan is Exhibit B to this Proxy Statement.

The Compensation Committee of our Board of Directors, or a subcommittee of the Compensation Committee consisting solely of at least two outside directors, will administer the Incentive Plan. The Committee will have the authority to establish for our and our subsidiaries’ officers and key employees performance goals and bonus formulae related to those performance goals for any fiscal year or shorter or longer period. A performance goal would relate to one or more criteria specified in the Incentive Plan. A bonus formula would determine the amount of the bonus an officer or key employee would receive based on the extent to which he or she achieves the performance goal. The performance goal may relate to us and our subsidiaries as an entirety or to particular subsidiaries, divisions, or other operating units. It may relate entirely to how we, or our subsidiary, division or operating unit, performs or it may relate to how that performance compares with that of other companies or indexes. The possible criteria specified in the Incentive Plan include, among other things, pre-tax income, after-tax income, per share net income, operating income, return on equity, return on invested capital, stock appreciation, reductions in operating costs, customer satisfaction ratings, numbers of homes sold and mortgages originated.

No employee may be awarded a bonus under the Incentive Plan for any fiscal year in excess of the greater of (i) $1.5 million or (ii) 1.5% of our consolidated pre-tax income in that fiscal year. However, this will not affect the salary or bonus an employee can receive other than under the Incentive Plan. When the Committee establishes a performance goal and a bonus formula for a person, the Committee may provide that the resulting bonus will be paid in a single lump sum or over a period of years, with or without interest on deferred payments. It also may determine whether the right to the unpaid portion of a bonus will be forfeited if the person ceases to be employed by us or a subsidiary before the bonus is paid in full.

The Committee may delegate to other persons (including our Chief Executive Officer or our Chief Human Resources Officer) all or part of its authority with respect to bonuses, except in situations where we will be seeking to take advantage of an exemption from the limitations of Section 162(m) of the Internal Revenue Code.

The Committee may determine that particular bonuses will be paid in cash or stock, or with other equity-based grants, or a combination of them. It may provide that bonuses will be paid with stock grants made under our 2007 Equity Incentive Plan or other equity-based plans or programs we may adopt.

Promptly after the end of each fiscal year, the Committee will review information presented to it by our management regarding the extent to which particular employees are entitled to bonuses with regard to the fiscal year, and no bonus may be paid to a person until the Committee certifies that the bonus is correct based upon the performance goal and the bonus formula established for the person with regard to the fiscal year.

The Incentive Plan was effective on January 10, 2007, provided that our stockholders approve the Incentive Plan at the first annual meeting of stockholders held after that date. Performance goals and bonus formulae may be established prior to stockholder approval, but no bonuses will be paid under the Incentive Plan unless it is approved by our stockholders.

Tax Consequences

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that, any U.S. federal tax advice contained in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another person any transaction or matter addressed in this proxy statement.

As a general matter, employees who receive bonuses under the Incentive Plan will realize ordinary income for tax purposes, and we will receive a deduction, when they receive bonus payments. If bonuses are paid, wholly or partly with shares of our stock, the fair value of that stock when it is issued in payment of the bonus will be the recipient’s basis in those shares. We are asking our stockholders to approve the Incentive Plan so bonuses granted under it will qualify for an exemption from the limitations on deductibility of compensation under Section 162(m) of the Internal Revenue Code (although it applies to many situations that are not subject to those limitations).

Proposal 4: Stockholder Proposal Regarding Sustainability Report

This stockholder proposal is sponsored by the General Board of Pension and Health Benefits of the United Methodist Church. Its address and the number of voting securities held will be provided to any stockholder upon oral or written request made to the General Counsel of Lennar Corporation. Lennar Corporation is not responsible for the content of this stockholder proposal or the statement in support of the proposal.

The Proposal

WHEREAS, investors increasingly seek disclosure of companies’ environmental and social practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate incremental financial returns, be more stable during turbulent economic and political conditions, and enjoy long-term business success.

Sustainability refers to endeavors that meet present needs without impairing the ability of future generations to meet their own needs. According to Dow Jones, “Corporate Sustainability is a business approach that creates long-term shareholder value by embracing opportunities and managing risks deriving from economic, environmental, and social developments. Corporate sustainability leaders achieve long-term shareholder value by gearing their strategies and management to harness the market’s potential for sustainability products and services while at the same time successfully reducing and avoiding sustainability costs and risks.” (http:l/www.sustainability-index.com/htmle/sustainability/corpsustainability.htm l)

We believe that improved reporting on environmental, social, and governance issues will strengthen our company and the people it serves. Furthermore, we believe this information is necessary for making well-informed investment decisions as it speaks to the vision and stewardship of management and can have significant impacts on our company’s reputation and on shareholder value.

Globally, almost 1,900 companies produce reports on sustainability issues (www.corporateregister.com).

The GE 2006 Citizenship Report provides a compelling rationale for sustainability reporting: investors are increasingly interested in evaluating companies based on a broader set of criteria than just financial performance. The strength of reputation, trust in brand and governance, and the ability to perform as a good corporate citizen, all impact GE’s valuation and shape the perception of the Company’s worth. In fact, according to a recent study, 70% of institutional asset managers believe the Company’s citizenship factors will be part of mainstream analysis in the next 3 to 10 years... GE’s focus is on providing transparent communications relating to the Company’s citizenship performance.”

Resolved, shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by November 30, 2007.

Supporting Statement: The report should include Lennar’s definition of sustainability, as well as a company-wide review of policies, practices, and indicators related to measuring long-term social and environmental sustainability.

We recommend that Lennar use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization with representatives from the business, environmental, human rights, and labor communities. Almost 1,000 companies use or consult the Guidelines for sustainability reporting.

Board Recommendation

The Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal for the following reasons:

The stockholder’s proposal asks that we prepare a “sustainability report,” recommending that the report be based on principles published by the Global Reporting Initiative (“GRI”), a Netherlands-based organization devoted to “the harmonization of voluntary standards and mandatory regulation (of) corporate sustainability reporting.” In reviewing GRI guidelines, it appears that the proposed sustainability report would not provide policies or principles intended to guide Lennar’s business, nor would the report seek compliance with any laws, guidelines, or strategies intended to advance Lennar’s success. Rather, the report would simply disclose information about our “economic, environmental and social performance” as viewed in the context of this “collaborating centre of the United Nations Environmental Programme.” The proposed sustainability report would, therefore, simply add another disclosure document to those we already prepare and file with the SEC and provide to our stockholders.

Lennar already files reports with the SEC that provide to the public extensive business and financial information about the Company, including audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations. The stockholder’s proposal would require that Lennar go beyond these financial and economic reporting requirements to also address environmental and social performance, for the purpose of addressing not only the needs of our stockholders, but also the concerns of a larger group of “stakeholders” (using GRI nomenclature) which includes the community at large. This additional reporting would greatly expand the types of information that management would need to gather, analyze and disclose, well beyond what the SEC requires and with no discernable corresponding benefit to Lennar or its stockholders.

While Lennar agrees that environmental and social issues are extremely important, and while we strive to conduct our business in a socially responsible manner, we also believe that a sustainability report of the type proposed by the stockholder would be of no use to management and would provide no new useful information to our other stockholders and investors. Instead, the report would require the Company to devote important resources at significant expense both in terms of time and money to monitoring social and environmental issues that seem to be of importance to this particular stockholder (as well as GRI stakeholders), but have little to do with the business of running a profitable company.

We believe the resources and efforts of management are better spent focusing on the Company’s profitability and sustainability. Toward those ends, our Board and management monitor every aspect of the Company’s business with a view toward long-term, sustainable performance. We believe evidence of our focus on long-term profitability and “sustainability come from our operating results during the past five years in which our revenues, even considering last year’s down market, have increased steadily from $6.0 billion in 2001 to $16.3 billion in 2006 and the price of our Class A common stock has increased from $18.60 per share at November 30, 2001 to $52.50 per share at November 30, 2006. We did not utilize the GRI principles to produce that performance, and we do not need to utilize them now. Accordingly, the Board of Directors unanimously recommends that you vote against this stockholder proposal.

* * * *

Our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal regarding the company producing a sustainability report. Proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

Proposal 5: Stockholder Proposal Regarding Executive Compensation

This stockholder proposal is sponsored by the Massachusetts Laborers’ Benefit Fund. Their address and number of voting securities held will be provided to any stockholder upon oral or written request made to the General Counsel of Lennar Corporation. Lennar Corporation is not responsible for the content of this stockholder proposal or the statement in support of the proposal.

The Proposal

Resolved: That the shareholders of Lennar Corporation (“Company”) request that the Board of Directors’ Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments. We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Board Recommendation

The Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal for the following reasons:

The Board of Directors and the Compensation Committee (referred to below as the “Committee”) support the concept of performance-based compensation arrangements as an important component of executive compensation. We believe performance-based compensation arrangements provide important incentives for superior performance by executives. As discussed in the Report of the Compensation Committee, we currently maintain annual bonus and long-term incentive compensation programs that are based on performance criteria. Further, as discussed in Proposals 2 and 3, this Proxy Statement seeks stockholder approval of our new 2007 Equity Incentive and Incentive Compensation Plans, both of which include significant performance criteria. Nevertheless, providing performance-based incentives is not the only purpose of compensation arrangements with our executives. We would first note to our stockholders that none of our executives have employment contracts and are at-will employees, and thus keeping their job provides the first incentive our executives have to perform well on behalf of the Company and its stockholders. Among other objectives, our compensation arrangements must attract and retain the highest-caliber of executives in an extremely competitive marketplace. This requires not only rewarding executives for the goals they have achieved but also adequately compensating them for the services they perform; services that even carefully calibrated performance metrics may not directly, immediately or appropriately reflect.

After careful consideration, we believe that restricting the Committee’s choice of compensation alternatives, as the stockholder’s proposal suggests, will unduly constrain the Committee’s ability to respond to market trends and to tailor compensation incentives to the Company’s business goals. In choosing the type of total compensation program most appropriate for the Company, the Committee considers a variety of factors and alternatives. By seeking to limit the Committee’s flexibility in regard to designing and implementing compensation programs in ways it deems appropriate, we believe the proposal would put us at a competitive disadvantage and would hinder our ability to attract, retain and motivate the highest caliber of executive talent in a competitive employment environment. Therefore, we do not believe the proposal is in the best interests of the Company or its stockholders. Accordingly, the Board of Directors unanimously recommends that you vote against this stockholder proposal.

* * * *

Our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal regarding executive compensation. Proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

Other Matters

Our management does not know of any matters other than those described in this proxy statement that will be presented to the stockholders for a vote at the annual meeting. If any other matters properly come before the annual meeting, or any adjournments of the annual meeting, the persons voting the management proxies will vote them in accordance with their best judgment.

Our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for our fiscal year ended November 30, 2006, is being mailed to our stockholders with this proxy statement. A copy of our Annual Report on Form 10-K may be obtained, without charge, by writing to us at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, or by visiting our website at www.lennar.com.

Stockholder Proposals and Nominations for Director

Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders or wishes to nominate a director candidate for our Board of Directors, must submit such proposal or nomination in writing to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. Stockholder nominations for Director should comply with the information requirements as set forth in our Corporate Governance Guidelines. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2008 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our 2008 Annual Meeting Proxy Statement, stockholder proposals must be received by our Office of the General Counsel at the above address no later than October 25, 2007.

In addition, we must receive notice of any stockholder proposal to be submitted at the 2008 Annual Meeting of Stockholders (but not required to be included in our Proxy Statement for the 2008 Annual Meeting of Stockholders) by January 9, 2008, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Stockholder Communication with the Board of Directors

Any stockholder who wishes to communicate with the Board of Directors, a committee of the Board, the independent Directors as a group or any member of the Board, may send correspondence to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. The General Counsel will compile and submit on a periodic basis all stockholder correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the independent Directors as a group or an individual Director, as applicable.

As set forth in our Code of Business Conduct and Ethics, we require our employees to maintain the highest level of integrity in their dealings on behalf of our company and its subsidiaries. We are dedicated to the utmost ethical standards and through our corporate charters and guidelines, we remain committed and accountable to our stockholders, employees, customers and the communities in which we operate. Concerns or complaints regarding financial, accounting, auditing, code of conduct and related matters can be submitted confidentially and anonymously to the Audit Committee of our Board of Directors in the following manner:

Email: lennar@tnwinc.com
Phone: 1-800-503-1531

Address:	The Network
Attention: Lennar Corporation
333 Research Court
Norcross, GA 30092

Also, concerns about our operations, our financial reporting, our business integrity, or any other matter related to our Company, can be submitted confidentially and anonymously to the non-management directors of our Board of Directors in the following manner:

Email: feedback@lennar.com
Phone: 1-800-503-1534

Exhibit A

LENNAR CORPORATION
2007 EQUITY INCENTIVE PLAN

Lennar Corporation, a Delaware corporation, wishes to attract key employees, Directors and officers to the Company and its Subsidiaries and induce key employees, Directors and officers to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries. In furtherance thereof, the Lennar Corporation 2007 Equity Incentive Plan is designed to provide equity-based incentives to key employees, Directors and officers of the Company and its Subsidiaries. Awards under the Plan may be made to selected key employees, Directors and officers of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, or other forms of equity-based compensation.

1.  EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is January 10, 2007, provided that the stockholders of Lennar approve the Plan not later than the first annual meeting held after that date. The Committee may make Awards under the Plan prior to stockholder approval, but each Award will be subject to the stockholders’ approving the Plan within one year after the date of the Award and no shares will be issued or payments made with regard to any award unless and until Lennar’s stockholders approve the Plan. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the approval of the Plan by the Board provided, however, that the Board may at any time before that date terminate the Plan.

2.  ADMINISTRATION OF PLAN.

(a) Except as provided below, the Plan shall be administered by the Committee appointed by the Board. At all times when the Company is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two individuals, each of whom shall be a “nonemployee director” as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and, at all times when the Company is subject to Section 162(m) of the Code (unless the Company decides not to seek to take advantage of exemptions from the limitations of Section 162(m) of the Code with respect to any Awards), each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member. Any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. Notwithstanding the foregoing, to the extent permitted by applicable law, and other than with respect to Awards intended to qualify for an exemption from the limitations of Section 162(m) of the Code, Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to any person delegated authority by the Committee pursuant to this Section 2(b), the Committee may delegate all or a part of its authority and duties with respect to Awards under the Plan to such other person or persons (including, without limitation, the Chief Executive Officer and the Chief Human Resources Officer of the Company) as the Committee shall determine in its sole discretion.

(c) Each Award shall be the subject of an Award Agreement that shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan or the Award Agreement.

3.  SHARES AND UNITS SUBJECT TO THE PLAN.

3.1  In General.

(a) Subject to adjustments as provided in Section 12, the total number of Shares subject to Awards granted under the Plan, in the aggregate shall be 10,000,000. The maximum number of Shares that may underlie Awards, other than Options, granted in any one year to any Eligible Person, shall not exceed 500,000. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. For the purpose of determining the number of Shares that are subject to Awards granted under the Plan, Phantom Shares will be deemed to be the number of Shares on which the Phantom Share payments will be based. Any Shares that have been granted as Restricted Stock but are forfeited, that are the subject of Options that expire, or upon which Phantom Shares or other equity-based Awards that are forfeited were based, may again be made the subject of Awards under the Plan.

(b) Notwithstanding Section 3.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or other equity-based Awards under Section 7 are paid out in cash, then, notwithstanding the first sentence of Section 3.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

3.2  Options.

Subject to adjustments pursuant to Section 12, and subject to the last sentence of Section 3.1(a), Options with respect to an aggregate of no more than 7,500,000 Shares may be granted under the Plan. Subject to adjustments pursuant to Section 12, in no event may any Optionee receive Options for more than 1,000,000 Shares over the life of the Plan.

4.  PROVISIONS APPLICABLE TO STOCK OPTIONS.

4.1  Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

4.2  Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

4.3  Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 5th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. Notwithstanding the foregoing, in the case of Incentive Stock Options, the Option shall expire no later than on the 10th anniversary of the date of grant (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement, may be exercised by the Successors of the Optionee.

4.4  Exercisability Upon and After Termination of Optionee.

(a) Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, and other than by reason of death, Retirement or Disability, then any Option that was exercisable on the date of the Termination of Service may be exercised for a 90-day period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or if earlier, the expiration of the term of the Option as provided under Section 4.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a). Any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

(b) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death, the Option will become fully vested and immediately exercisable until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a).

(c) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of Disability, the Option will become fully vested and immediately exercisable until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a).

(d) Subject to the provisions of the Award Agreement, if an Optionee has a Termination of Service on account of Retirement, then (i) any Option that was exercisable on the date of the Termination of Service may be exercised for a one-year period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or, if earlier, the expiration of the term of the Option as provided under Section 4.3(a), and (ii) any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

(e) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Options, to the extent then unexercised, shall terminate and cease to be exercisable at the close of business on the date of the Termination of Service.

(f) Except as may otherwise be expressly set forth in this Section 4, or unless otherwise provided in the Award Agreement, if the Optionee terminates service with the Company and its Subsidiaries (other than on account of death, Retirement or Disability), then any Option that was exercisable on the date of the Termination of Service may be exercised for a 90-day period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or if earlier, the expiration of the term of the Option as provided under Section 4.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a). Any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

4.5  Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

4.6  Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Subject in all events to the prohibition on loans to directors and executive officers contained in Section 10(e), payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved by the Committee in its discretion, by surrender of Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard to the Shares as to which the Option is being exercised;

(iv) if approved by the Committee in its discretion at the written request of the Optionee, by having a portion of the Shares as to which the Option is exercised withheld by the Company, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard all the Shares as to which the Option is being exercised; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the way Options can be exercised as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) The Company shall pay for any fractional Shares resulting from an Optionee’s exercise in cash based upon the Fair Market Value of a Share on the date of exercise.

4.7  Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

4.8  Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of the Optionee’s death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

4.9  Certain Incentive Stock Option Provisions.

(a) The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c) The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

5.  PROVISIONS APPLICABLE TO RESTRICTED STOCK.

5.1  Grant of Restricted Stock.

(a) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the Award Agreements relating to grants of Restricted Stock: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price (or that there will be no purchase price) for the Restricted Stock granted to an Eligible Person; (iii) determine the period during which the Restricted Stock granted to an Eligible Person will be forfeitable and any other restrictions applicable to that Restricted Stock and (iv) determine or impose any other conditions that it may deem appropriate, including any requirement of achievement of Performance Goals, upon the grant of Restricted Stock to an Eligible Person.

(b) In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 8) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted (during which time such shares shall be subject to forfeiture), the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 5, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

5.2  Certificates.

(a) In the discretion of the Committee, each Grantee may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. A “book entry” (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE LENNAR CORPORATION 2007 EQUITY INCENTIVE PLAN RELATING TO RESTRICTED STOCK AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND LENNAR CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF LENNAR CORPORATION.

(b) The Committee shall require that any stock certificates evidencing Shares of Restricted Stock be held in custody by the Company until the restrictions relating to those Shares shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock Award, the Grantee shall have delivered a stock power, signed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates and any stock powers relating to them shall be delivered by the Company to the Grantee or his or her designee as provided in Section 5.3.

5.3  Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (iii) through (ix) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in clause (i), (vii) or (viii) of this Section 5.3 or in Section 12, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any cash dividends or other distributions with respect to the Shares. Certificates for Shares that are no longer subject to forfeiture shall be delivered to the

Grantee or his or her designee promptly after, but only after, the period of forfeiture shall lapse without the Shares becoming subject to forfeiture.

(iii) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

(iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Disability during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

(v) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Retirement during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

(vi) Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Grantee for any reason, other than on account of death, Retirement or Disability, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee.

(vii) Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company or any of its Subsidiaries for any reason (whether or not for Cause) during a period of forfeiture, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee, except to the extent that the Committee, on or before the date of the Termination of Service, determines that, the restrictions on some or all of the Grantee’s shares of Restricted Stock will terminate on the date of the Termination of Service, in which case on that date the restrictions on those shares will terminate and those shares of Restricted Stock will no longer be subject to forfeiture.

6.  PROVISIONS APPLICABLE TO PHANTOM SHARES.

6.1  Grant of Phantom Shares.

(a) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares (including Phantom Shares designated as Deferred Shares as provided herein) to Eligible Persons and (ii) determine or impose any conditions to the grant of Phantom Shares that it may deem appropriate.

(b) The Phantom Share Value payable on settlement of Phantom Shares may be either the Fair Market Value of a specified number of shares of Common Stock of either class, or the amount by which the Fair Market Value of a specified number of shares of Common Stock of either class exceeds a base amount.

6.2  Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

6.3  Vesting.

(a) Subject to the provisions of the Award Agreements and Section 6.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b) Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(ii) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Disability, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(iii) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of Retirement, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(iv) Subject to the provisions of the Award Agreement, in the event that a Grantee has a Termination of Service by the Grantee other than on account of death, Retirement or Disability, on the date of the Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or on the date of the Termination of Service shall thereupon, and with no further action, be forfeited and cease to be outstanding and no payments shall be made with respect to such forfeited Phantom Shares.

(v) Subject to the provisions of the Award Agreement, in the event that a Grantee has a Termination of Service by the Company (whether or not for Cause), on the date of the Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of that date shall thereupon, and with no further action, be forfeited and cease to be outstanding and no payments shall be made with respect to such forfeited Phantom Shares, except to the extent that the Committee, on or before the date of the Termination of Service, determines that some or all of the Grantee’s Phantom Shares shall become vested on the date of the Termination of Service, in which case on that date those Phantom Shares shall become immediately vested.

6.4  Settlement of Phantom Shares.

(a) Unless otherwise determined by the Committee at the time of grant, each vested and outstanding Phantom Share shall be settled in cash at the applicable Phantom Share Value. Phantom Shares that are to be settled in Shares shall be referred to as “Deferred Shares” and shall otherwise be subject to the terms of this Section 6.

(b) Unless otherwise provided in the applicable Award Agreement, the Phantom Share Value with regard to Phantom Shares will be determined as of the Settlement Date with regard to those Phantom Share and, unless otherwise determined by the Committee when the Phantom Shares are granted, will be paid in a single sum as promptly as practicable after the Settlement Date.

(c) (i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 6.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective until at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii) Notwithstanding the foregoing, if a Grantee dies before the specified Settlement Date, the Settlement Date will be the date of the Grantee’s death.

(d) Notwithstanding any other provision of the Plan, the Committee may permit a Grantee to receive amounts that are due to be paid in installments as provided in Section 6.4(b) or were deferred by the Grantee as provided in Section 6.4(c) before they are due to be received in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the

Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or a “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals under Section 6.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

6.5  Other Phantom Share Provisions.

(a) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 6.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 6. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 6, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e) No Phantom Share, or Deferred Share until the time of distribution, shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with an award of dividend equivalent rights, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or other similar rights with respect to any Phantom Share or Deferred Share until the time of distribution.

6.6  Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 6.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

7.  OTHER STOCK-BASED AWARDS.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights, the grant of Common Stock, the grant of restricted stock units, and the grant of dividend equivalent rights.

8.  PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon one or more of the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the vesting of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 8 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

9.  TAX WITHHOLDING.

9.1  In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

9.2  Share Withholding.

(a) Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

9.3  Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation hereunder to deliver Shares to the Participant and to any release of restrictions that may otherwise be provided hereunder,; and the applicable Option, Restricted Stock, or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share.

10.  REGULATIONS AND APPROVALS.

(a) The obligation of the Company to deliver Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock or Phantom Shares (or issuance of Shares in respect thereof), or other Award under Section 7 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act (generally, prohibiting loans by the Company to directors or executive officers).

11.  INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendment is required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or rule of a securities exchange or similar organization.

12.  CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends not exceeding in any fiscal year the per share amount that is 5% of the Fair Market Value of a share of Class A Common Stock on the first day of that fiscal year shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards (an event described in clause (i), (ii) or (iii) being a “Corporate Event”), then:

(x) the maximum aggregate number of Shares which may be made subject to Options under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y) the Committee shall take any such action as in its discretion shall be necessary so that the rights after the Corporate Event of each holder of Options, each holder of Phantom Shares, and each holder of other Awards under Section 7 that will be affected by the Corporate Event, will be substantially proportionate to the rights with regard to those Options, Phantom Shares or other Awards prior to such Corporate Event, including, without limitation, adjustments in (A) the number of Options and Phantom Shares (and other Awards under Section 7) granted, (B) the number and kind of shares or other property to be distributed in respect of Options and Phantom Shares (and other Awards under Section 7 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, if applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 12(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property) subject to all outstanding Awards, the number of Shares (or units of other property) available under Section 3 shall be increased or decreased, as the case may be, as may be determined by the Committee to take account of the increase or decrease in the number of Shares (or units of other property) subject to outstanding Awards.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued as a result of a Corporate Event in substitution for Restricted Stock shall be subject to the restrictions and requirements imposed in accordance with Section 5 on the Restricted Stock with regard to which it is issued, including the requirement to deposit certificates and stock powers with the Company and to have legends placed on certificates.

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed in accordance with Section 5.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed in accordance with Section 5.3(a) on the Restricted Stock with respect to which it is issued, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.2(a).

(d) The judgment of the Committee with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

13.  EFFECT OF CHANGE OF CONTROL.

Unless otherwise provided in the applicable Award Agreement, each Option granted under this Plan will become exercisable in full, all Restricted Stock granted under this Plan will vest and no longer be subject to forfeiture, and all outstanding Phantom Shares will become vested, immediately upon a Change in Control.

14.  MISCELLANEOUS.

14.1  No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual’s employment or other service at any time.

14.2  No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 6.5(c), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

14.3  No Fund Created.

Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and any Phantom Shares (including for purposes of this Section 13.3 any accounts established to facilitate the implementation of Section 6.4(c)) and any other similar rights issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar rights issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices are limited to the right to receive payment, if any, as may herein be provided.

14.4  Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Company or mailed to its principal office, addressed to the attention of the Chief Human Resources Officer of the Company; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13.4.

14.5  Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

14.6  Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE .

15.  DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares and any other equity-based Awards that the Committee may, from time to time, consider issuing under the Plan.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 2. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or its affiliates; (viii) repeated failure to devote substantially all of Participant’s business time and efforts to the Company if required by the terms of the Participant’s employment; or (ix) violation of any rule or policy of the Company that states that violations may result in termination of employment, provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means (i) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Securities Exchange Act) (a “Group”), other than a transaction with a majority owned subsidiary of Company or a transaction in which the Common

Stock that is outstanding immediately before the transaction constitutes, or entitles the holders to receive, a majority of the shares of the purchaser that are outstanding immediately after the transaction, (ii) the approval by the holders of the capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition by any person or Group (other than one or more of the wife, the children or the grandchildren of the late Leonard Miller, or trusts or entities of which they own a majority of the beneficial interests) of beneficial ownership (determined as provided in the rules under Section 13 of the Securities Exchange Act) of more than 50% in voting power of the outstanding Common Stock; (iv) a majority of the members of the Board of Directors of the Company being persons who were not Directors on the Effective Date of this Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors who either were members of the Board of Directors on the Effective Date of this Plan or whose election, or nomination for election, to the Board of Directors was approved by such a majority.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board under Section 2.

“Common Stock” means the Company’s Class A or Class B Common Stock, either currently existing or authorized hereafter.

“Company” means Lennar Corporation, a Delaware corporation.

“Director” means a director of the Company or one of its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Eligible Person” means an officer, Director, or employee of the Company or its Subsidiaries or other person expected to provide significant services to the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange or quoted on a national quotation system, the last sale price per Share reported on that exchange or quotation system on that date (or if there are no reported sales on that date, on the last preceding date on which a sale of Shares was reported on such exchange or quotation system), (ii) if Shares are not then listed on a national stock exchange or quoted on a national quotation system, but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market on that date (or if there are no bid and asked prices for the Shares reported on that date, on the last preceding date on which there were bid and asked prices reported in such market) or (iii) if Shares are not then listed on a national stock exchange, quoted on a national quotation system or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine.

“Grantee” means an Eligible Person granted Restricted Stock or Phantom Shares, or granted other equity-based Awards pursuant to Section 7 (but not an Optionee).

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” have the meaning set forth in Section 8.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2007 Equity Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 60 with 15 consecutive years of service with the Company and or its Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 6.4(c).

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, or Director, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income,

(ii) after-tax income,

(iii) growth in pre-tax or after-tax income,

(iv) operating income,

(v) cash flow,

(vi) return on equity,

(vii) return on invested capital or assets,

(viii) funds available for distribution,

(ix) appreciation, or limited reduction, in the per share price or aggregate market value of a class of Common Stock,

(x) return on investment,

(xi) total return to stockholders (meaning stock price appreciation and dividends paid, assuming full reinvestment of dividends, during a period),

(xii) related return ratios,

(xiii) increases in, or achievement of specified levels of, revenues,

(xiv) number of securities sold,

(xv) earnings before any one or more of the following items: interest, taxes, depreciation or amortization,

(xvi) reduction in operating costs,

(xvii) customer satisfaction ratings,

(xviii) number of homes sold,

(xix) number or dollar amount of mortgages originated or placed,

(xx) number or insured amount of insurance policies sold or placed or other units sold,

(xxi) premium revenue generated,

(xxii) average home sale price,

(xxiii) average cost per home.

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of the periodic reports it files with the Securities and Exchange Commission (or, if it does not file reports with the Securities and Exchange Commission, in the preparation of reports to stockholders).

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time when it establishes particular Performance Goals, the Committee may at any time adjust any of the Performance Criteria described above to take account of items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a component of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

Exhibit B

LENNAR CORPORATION
2007 INCENTIVE COMPENSATION PLAN

1.  Purpose of the Plan

The purpose of the Plan is to enable the Committee to establish performance goals for selected officers and other key employees of Lennar and its subsidiaries, to determine bonuses which will be awarded to selected officers and other key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2.	Definitions

As used in this Plan, the following definitions apply:

(a) “Bonus” means the bonus to which an Associate is entitled under a bonus arrangement established by the Committee under the Plan.

(b) “Bonus Formula” means the formula for calculating an Associate’s Bonus on the basis of a performance goal established under the Plan or otherwise.

(c) “Committee” means the Compensation Committee of Lennar’s Board of Directors or a subcommittee of such Compensation Committee consisting solely of at least two Outside Directors; provided that no action taken by the Committee shall be invalidated because any or all of the members of the Committee fails to satisfy the Outside Director requirement.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Lennar and its more than 50% owned subsidiaries.

(f) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(g) “Associate” means an employee of the Company.

(h) “Equity Incentive Plan” means the Lennar Corporation 2007 Equity Incentive Plan.

(i) “Lennar” means Lennar Corporation, a Delaware corporation.

(j) “Outside Director” means a director of Lennar who qualifies as an independent director for the purposes of Section 162(m) of the Code.

(k) “Plan” means this Lennar Corporation 2007 Incentive Compensation Plan.

3.	Authority to Establish Performance Goals and Bonuses

(a) The Committee will have the authority to establish for any Associate who is an officer or a key Associate of the Company, a performance goal and a Bonus Formula related to that performance goal, for any fiscal year of Lennar, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be based upon the extent of achievement of specified levels of one or more of the business criteria specified on Exhibit A hereto. The Bonus Formula for an Associate shall be established in writing by the Committee (i) before the commencement of the period of service to which the Bonus Formula relates, or (ii) not later than 90 days after the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed). Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the Committee may grant such Bonus on bases other than as contemplated above; it being understood that the Committee can grant two Bonuses to any one Associate (i.e., a Bonus for which such an exception is sought, and a separate Bonus for which such an exception is not sought).

(b) The Committee may determine the Bonus Formula which will determine the Bonus an Associate will receive with regard to a fiscal year or other period. However, no Associate may be awarded a Bonus for any fiscal year in excess of the greater of (i) $1.5 million or (ii) 1.5% of the consolidated pre-tax income of Lennar in that fiscal year. Notwithstanding any other provision hereof, the Committee may, at any time before it issues a certification in respect of an Associate’s Bonus as contemplated by Section 4, in its discretion, eliminate or reduce the amount payable as a Bonus to that particular Associate (and the reduced amount (or zero dollars, in the case of an elimination) shall thereupon be the amount of the Associate’s Bonus under the Plan for the fiscal year).

(c) When the Committee establishes a performance goal and Bonus Formula for an Associate, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Associate ceases to be employed by the Company before the bonus is paid in full.

(d) The Committee may delegate to such other person or persons (including, without limitation, the Chief Executive Officer or the Chief Human Resources Officer of Lennar) as the Committee shall determine in its sole discretion, all or part of the Committee’s authority and duties with respect to Bonuses where an exception from the limitations of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Bonuses that may be made under the delegation. The Committee may revoke, or amend the terms of, a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the delegation when they were taken.

(e) The Committee may determine that Bonuses shall be paid in cash or stock (or other forms of equity-based grants), or a combination of cash and stock (or other equity-based grants). The Committee may provide that any such stock or grants be made under the 2007 Equity Incentive Plan or any other equity-based plan or program of Lennar and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the 2007 Equity Incentive Plan or such other plan or program of Lennar.

4.	Review of Payment of Bonuses

Promptly after the end of each fiscal year of Lennar, the management of Lennar will present to the Committee a list showing with regard to each Associate who has become entitled to a Bonus with regard to that fiscal year (i) the Associate’s performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Associate’s Bonus Formula, and (iii) the Bonus to which the Associate is entitled with regard to the fiscal year. No Bonus may be paid to an Associate with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Associate shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Associate with regard to the fiscal year.

5.	Administration of the Plan

(a) The Plan will be administered by the Committee.

(b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Associate under the Plan, and any determination of the Committee regarding the Bonus to which any Associate is entitled, will bind the Company and all Associates who are affected by it.

(c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Associates. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

(d) The obligations of Lennar under the Plan are unsecured and constitute mere promises by Lennar to make payments in the future out of its general assets. To the extent that an Associate acquires a right to receive payments from Lennar hereunder, such right shall be that of a general unsecured creditor of Lennar. The obligations under the Plan are not intended to be funded obligations for tax purposes and shall be construed consistently with this intent. The Plan does not give rise to a fiduciary relationship between the Board or Committee, on the one hand, and Associates, their beneficiaries or any other persons, on the other.

6.	No Rights to Continued Employment

Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7.	Effective Date

This Plan is effective as of January 10, 2007, provided that the stockholders of Lennar approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of Lennar approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of Lennar.

8.	Amendments of the Plan

The Committee may, with the approval of the Board of Directors of Lennar, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Associate with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of Lennar. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Associate, or affect any Associate’s right to receive a Bonus which has been earned as a result of achievement of a performance goal under a Bonus Formula established for the Associate before the amendment, unless the Associate consents to the change.

9.	Exculpation and Indemnification

Lennar shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities or obligations under the Plan in accordance with Lennar’s Certificate of Incorporation.

10.	Termination of the Plan

The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of Lennar. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Associate to receive payments of a Bonus which the Associate earned before the Plan is terminated.

* * *

As approved by the Board of Directors on January 10, 2007

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income,

(ii) after-tax income,

(iii) growth in pre-tax or after-tax income,

(iv) operating income,

(v) cash flow,

(vi) return on equity,

(vii) return on invested capital or assets,

(viii) funds available for distribution,

(ix) appreciation, or limited reduction, in the per share price or aggregate market value of a class of Common Stock,

(x) return on investment,

(xi) total return to stockholders (meaning stock price appreciation and dividends paid, assuming full reinvestment of dividends, during a period),

(xii) related return ratios,

(xiii) increases in, or achievement of specified levels of, revenues,

(xiv) number of securities sold,

(xv) earnings before any one or more of the following items: interest, taxes, depreciation or amortization,

(xvi) reduction in operating costs,

(xvii) customer satisfaction ratings,

(xviii) number of homes sold,

(xix) number or dollar amount of mortgages originated or placed,

(xx) number or insured amount of insurance policies sold or placed or other units sold,

(xxi) premium revenue generated,

(xxii) average home sale price,

(xxiii) average cost per home.

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, a per share (actual or diluted) or other similar basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of the periodic reports it files with the Securities and Exchange Commission (or, if it does not file reports with the Securities and Exchange Commission, in the preparation of reports to stockholders).

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time when it establishes particular Performance Goals, the Committee may at any time adjust any of the Performance Criteria described above to take account of items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a component of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

002CS-13304

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Lennar Corporation

Proxy for the 2007 Annual Meeting of Stockholders
This Proxy is Solicited on Behalf of the Board of Directors of Lennar Corporation
700 Northwest 107th Avenue, Miami, Florida 33172
By signing this proxy, the undersigned stockholder of Lennar Corporation appoints Stuart A. Miller, Bruce E. Gross and Mark Sustana, or any one or more of them present, with full power of substitution, as attorneys-in-fact and proxies of the undersigned stockholder, to appear at the 2007 Annual Meeting of Stockholders of Lennar Corporation, to be held at 700 Northwest 107th Avenue, Second Floor, Miami, Florida at 11:00 a.m. Eastern Time on Wednesday, March 28, 2007, and at any and all adjournments of that meeting, and to act on behalf of the stockholder and vote all shares of Class A common stock (LEN) and Class B common stock (LEN.B) of Lennar Corporation standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as indicated on the reverse side of this proxy.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all three nominees for Director, FOR the approval of the Lennar Corporation 2007 Equity Incentive Plan, FOR the approval of the Lennar Corporation 2007 Incentive Compensation Plan, AGAINST the stockholder proposal regarding sustainability report and AGAINST the stockholder proposal regarding executive compensation, each as set forth on the other side of this proxy, and in the best judgment of the proxies named herein as to any other matter that properly comes to a vote at the annual meeting.
The undersigned hereby acknowledges receipt of the Notice of 2007 Annual Meeting of Stockholders, the Proxy Statement and the Lennar Corporation 2006 Annual Report.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)	SEE REVERSE SIDE

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM, Local Time, on March 28, 2007.

Vote by internet
· Log on to the Internet and go to www.investorvote.com
· Follow the steps outlined on the secured website.
Vote by telephone
· Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals
Election of Directors. Our Board of Directors unanimously recommends a vote FOR the election of all three of the nominees for Director named below. Proxies executed and returned will be so voted unless contrary instructions are indicated on this proxy.

1. Nominees:	01-Irving Bolotin	02-R. Kirk Landon	03-Donna E. Shalala

☐	Mark here to vote FOR all nominees	☐	For All EXCEPT To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐

☐	Mark here to WITHHOLD vote from all nominees

2.
Approval of the Lennar Corporation 2007 Equity Incentive Plan: Our Board of Directors unanimously recommends a vote FOR the approval of the Lennar Corporation 2007 Equity Incentive Plan. Proxies executed and returned will be so voted unless contrary instructions are indicated on this proxy.
	For ☐	Against ☐	Abstain ☐

4.
Stockholder Proposal Regarding Sustainability Report: Our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal regarding sustainability report. Proxies executed and returned will be so voted unless contrary instructions are indicated on this proxy.
	For ☐	Against ☐	Abstain ☐

6.	The proxies named herein are authorized to vote in their best judgment with regard to any other matter that properly comes to a vote at the annual meeting.

3.
Approval of the Lennar Corporation 2007 Incentive Compensation Plan: Our Board of Directors unanimously recommends a vote FOR the approval of the Lennar Corporation 2007 Incentive Compensation Plan. Proxies executed and returned will be so voted unless contrary instructions are indicated on this proxy.
	For ☐	Against ☐	Abstain ☐

5.
Stockholder Proposal Regarding Executive Compensation: Our Board of Directors unanimously recommends a vote AGAINST the stockholder proposal regarding executive compensation. Proxies executed and returned will be so voted unless contrary instructions are indicated on this proxy.
	For ☐	Against ☐	Abstain ☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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